Exhibit 99.1

CONTACT: Brian L. Cantrell Alliance Holdings GP, L.P. 1717 South Boulder Avenue, Suite 400 Tulsa, Oklahoma 74119 (918) 295-7673

FOR IMMEDIATE RELEASE

ALLIANCE HOLDINGS GP, L.P.

Increases Quarterly Distribution by 3.0% to $0.4275 Per Unit and Reports Increased Second Quarter 2009 Financial Results

TULSA, OKLAHOMA, July 28, 2009 – Alliance Holdings GP, L.P. (NASDAQ: AHGP) today announced that the Board of Directors of its general partner (the “Board”) declared a quarterly cash distribution for the quarter ended June 30, 2009 (the “2009 Quarter”) of $0.4275 per unit, or an annualized rate of $1.71 per unit, which will be paid on August 19, 2009, to AHGP’s unitholders of record as of the close of trading on August 12, 2009.

The announced distribution represents a 21.3% increase over the $0.3525 per unit distribution (an annualized rate of $1.41 per unit) for the quarter ended June 30, 2008 (the “2008 Quarter”) and an increase of 3.0% over the first quarter 2009 distribution of $0.415 per unit (an annualized rate of $1.66 per unit).

The declared distribution is based on the distribution AHGP will receive from its ownership interests in Alliance Resource Partners, L.P. (NASDAQ: ARLP). ARLP today announced a quarterly distribution for the 2009 Quarter of $0.745 per unit, or $2.98 per unit on an annualized basis, payable on August 14, 2009 to all unitholders of record as of the close of trading on August 7, 2009. (See ARLP Press Release dated July 28, 2009.)

AHGP also reported net income for the 2009 Quarter which increased 18.5% to $25.7 million, or $0.43 per basic and diluted limited partner unit, compared to net income for the 2008 Quarter of $21.7 million, or $0.36 per basic and diluted limited partner unit. For the six months ended June 30, 2009, AHGP’s net income increased 44.3% to a record $64.5 million, or $1.08 per basic and diluted limited partner unit, compared to net income for the six months ended June 30, 2008 of $44.7 million, or $0.75 per basic and diluted limited partner unit. (For a discussion of net income presentation, please see the end of this release.)

AHGP currently has no other operating activities apart from those conducted by the operating subsidiaries of ARLP and reports its financial results on a consolidated basis with the financial results of ARLP. AHGP’s principal sources of cash flow are its ownership of general partner interests, limited partner interests and incentive distribution rights in ARLP. Based on ARLP’s current declared distribution, AHGP expects to receive quarterly cash distributions from ARLP of $26.3 million, or $105.4 million on an annualized basis. AHGP’s primary cash requirements are for working capital requirements, distributions to its unitholders and general and administrative expenses, including for 2009 an estimated $2.2 million in general and administrative expenses associated with being a publicly traded limited partnership. At June 30, 2009, AHGP had no borrowings outstanding under its revolving credit facility.

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AHGP and ARLP will discuss their 2009 Quarter financial results during a joint conference call scheduled for today at 10:00 a.m. Eastern. To participate in the conference call, dial (866) 831-6272 and provide pass code 97717775. International callers should dial (617) 213-8859. Investors may also listen to the call via the “investor information” section of ARLP’s website at http://www.arlp.com or AHGP’s website at http://www.ahgp.com.

An audio replay of the conference call will be available for approximately one week. To access the audio replay, dial (888) 286-8010 and provide pass code 89249803. International callers should dial (617) 801-6888.

This announcement is intended to be a qualified notice under Treasury Regulation Section 1.1446-4(b), with 100% of the partnership’s distributions to foreign investors attributable to income that is effectively connected with a United States trade or business. Accordingly, AHGP’s distributions to foreign investors are subject to federal income tax withholding at the highest applicable tax rate.

About Alliance Holdings GP, L.P.

AHGP is a limited partnership formed to own and control Alliance Resource Management GP, LLC, the managing general partner of ARLP, through which it holds a 1.98% general partner interest and the incentive distribution rights in ARLP. In addition, AHGP owns 15,544,169 common units of ARLP.

News, unit prices and additional information about AHGP including filings with the Securities and Exchange Commission, are available at http://www.ahgp.com. For more information, contact the investor relations department of AHGP at (918) 295-1415 or via e-mail at investorrelations@ahgp.com.

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The statements and projections used throughout this release are based on current expectations. These statements and projections are forward-looking, and actual results may differ materially. These projections do not include the potential impact of any mergers, acquisitions or other business combinations that may occur after the date of this release. At the end of this release, we have included more information regarding business risks that could affect our results.

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FORWARD-LOOKING STATEMENTS: With the exception of historical matters, any matters discussed in this press release are forward-looking statements that involve risks and uncertainties that could cause actual results to differ materially from projected results. These risks, uncertainties and contingencies include, but are not limited to, the following: increased competition in coal markets and the ARLP Partnership’s ability to respond to the competition; sustained decreases in coal prices, which could adversely affect the ARLP Partnership’s operating results and cash flows; decreases in spot market prices for coal; risks associated with the ARLP Partnership’s expansion of its operations and properties; deregulation of the electric utility industry or the effects of any adverse change in the coal industry, electric utility industry, or general economic conditions; dependence on significant customer contracts, including renewing customer contracts upon expiration of existing contracts; the impact and duration of the current worldwide economic downturn; liquidity constraints, including those resulting from the cost or unavailability of financing due to current credit market conditions; customer bankruptcies or cancellations or breaches to existing contracts; customer delays or defaults in making payments; fluctuations in coal demand, prices and availability due to labor and transportation costs and disruptions, equipment availability, governmental regulations, including those related to carbon emissions, and other factors; legislation, regulatory and court decisions and interpretations thereof, including but not limited to issues related to climate change and miner health and safety; the ARLP Partnership’s productivity levels and its margins earned on coal sales; greater than expected increases in raw material costs; greater than expected shortage of skilled labor; any unanticipated increases in labor costs, adverse changes in work rules, or unexpected cash payments associated with post-mine reclamation and workers’ compensation claims; any unanticipated increases in transportation costs and risk of transportation delays or interruptions; greater than expected environmental regulation, costs and liabilities; a variety of operational, geologic, permitting, labor and weather-related factors; risks associated with major mine-related accidents, such as mine fires, or interruptions; results of litigation, including claims not yet asserted; difficulty maintaining the ARLP Partnership’s surety bonds for mine reclamation as well as workers’ compensation and black lung benefits; coal market’s share of electricity generation; prices of fuel that compete with or impact coal usage, such as oil or natural gas; replacement of coal reserves; a loss or reduction of direct or indirect benefits from certain state and federal tax credits; and difficulty obtaining commercial property insurance, and risks associated with the ARLP Partnership’s participation (excluding any applicable deductible) in its commercial insurance property program.

Additional information concerning these and other factors can be found in AHGP’s public periodic filings with the Securities and Exchange Commission (“SEC”), including AHGP’s Annual Report on Form 10-K for the year ended December 31, 2008, filed on March 6, 2009 with the SEC. Except as required by applicable securities laws, AHGP does not intend to update its forward-looking statements.

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ALLIANCE HOLDINGS GP, L.P. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF INCOME AND OPERATING DATA

(In thousands, except unit and per unit data)

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30
	2009	2008	2009	2008
SALES AND OPERATING REVENUES:
Coal sales	$287,620	$261,567	$599,880	$530,725
Transportation revenues	12,794	11,007	23,684	21,627
Other sales and operating revenues	3,384	3,546	9,425	7,259

Total revenues	303,798	276,120	632,989	559,611

EXPENSES:
Operating expenses (excluding depreciation, depletion and amortization)	204,477	191,363	400,853	383,981
Transportation expenses	12,794	11,007	23,684	21,627
Outside coal purchases	432	4,552	5,192	7,455
General and administrative	9,573	12,612	19,690	21,928
Depreciation, depletion and amortization	28,272	25,600	55,622	48,894
Gain from sale of coal reserves	—	(5,159)	—	(5,159)
Net gain from insurance settlement and other	—	(2,790)	—	(2,790)

Total operating expenses	255,548	237,185	505,041	475,936

INCOME FROM OPERATIONS	48,250	38,935	127,948	83,675
Interest expense	(7,808)	(3,250)	(15,789)	(6,238)
Interest income	296	209	944	315
Other income	202	250	428	467

INCOME BEFORE INCOME TAXES	40,940	36,144	113,531	78,219
INCOME TAX EXPENSE (BENEFIT)	(201)	(70)	226	(725)

NET INCOME	41,141	36,214	113,305	78,944
LESS: NET INCOME ATTRIBUTABLE TO NONCONTROLLING INTERESTS	(15,432)	(14,513)	(48,770)	(34,218)

NET INCOME ATTRIBUTABLE TO ALLIANCE HOLDINGS GP, L.P. (“NET INCOME OF AHGP”)	$25,709	$21,701	$64,535	$44,726

BASIC AND DILUTED NET INCOME OF AHGP PER LIMITED PARTNER UNIT	$0.43	$0.36	$1.08	$0.75

DISTRIBUTIONS PAID PER LIMITED PARTNER UNIT	$0.415	$0.2875	$0.8175	$0.575

WEIGHTED AVERAGE NUMBER OF UNITS OUTSTANDING-BASIC AND DILUTED	59,863,000	59,863,000	59,863,000	59,863,000

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ALLIANCE HOLDINGS GP, L.P. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except unit data)

(Unaudited)

	June 30, 2009	December 31, 2008
ASSETS

CURRENT ASSETS:
Cash and cash equivalents	$159,465	$246,708
Trade receivables	88,439	87,922
Other receivables	4,485	6,021
Marketable securities	5,094	—
Inventories	49,837	26,510
Advance royalties	3,200	3,200
Prepaid expenses and other assets	4,034	10,162

Total current assets	314,554	380,523

PROPERTY, PLANT AND EQUIPMENT:
Property, plant and equipment, at cost	1,241,812	1,085,214
Less accumulated depreciation, depletion and amortization	(506,125)	(468,784)

Total property, plant and equipment, net	735,687	616,430

OTHER ASSETS:
Advance royalties	26,680	23,828
Other long-term assets	10,575	11,845

Total other assets	37,255	35,673

TOTAL ASSETS	$1,087,496	$1,032,626

LIABILITIES AND PARTNERS’ CAPITAL

CURRENT LIABILITIES:
Accounts payable	$72,353	$63,991
Due to affiliates	44	54
Accrued taxes other than income taxes	12,029	11,235
Accrued payroll and related expenses	19,517	20,555
Accrued interest	3,451	3,454
Workers’ compensation and pneumoconiosis benefits	9,429	9,377
Current capital lease obligation	338	351
Other current liabilities	14,033	12,671
Current maturities, long-term debt	18,000	18,000

Total current liabilities	149,194	139,688

LONG-TERM LIABILITIES:
Long-term debt, excluding current maturities	440,000	440,000
Pneumoconiosis benefits	32,819	31,436
Accrued pension benefit	20,823	19,952
Workers’ compensation	54,187	47,828
Asset retirement obligations	57,376	56,204
Due to affiliates	181	103
Long-term capital lease obligation	624	784
Other liabilities	5,538	5,459

Total long-term liabilities	611,548	601,766

Total liabilities	760,742	741,454

COMMITMENTS AND CONTINGENCIES

PARTNERS’ CAPITAL:
Alliance Holdings GP, L.P. (“AHGP”) Partners’ Capital:
Limited Partners – Common Unitholders 59,863,000 units outstanding, respectively	271,992	256,395
Accumulated other comprehensive income (loss)	(8,106)	(8,673)

Total AHGP Partners’ Capital	263,886	247,722
Noncontrolling interests	62,868	43,450

Total Partners’ Capital	326,754	291,172

TOTAL LIABILITIES AND PARTNERS’ CAPITAL	$1,087,496	$1,032,626

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ALLIANCE HOLDINGS GP, L.P. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(Unaudited)

	Six Months Ended June 30,
	2009	2008
CASH FLOWS PROVIDED BY OPERATING ACTIVITIES	$163,118	$149,627

CASH FLOWS FROM INVESTING ACTIVITIES:
Property, plant and equipment:
Capital expenditures	(174,685)	(70,950)
Changes in accounts payable and accrued liabilities	8,364	3,356
Proceeds from sale of property, plant and equipment	1	567
Proceeds from sale of coal reserves	—	7,159
Purchase of marketable securities	(4,527)	—
Payment for acquisition of coal reserves and other assets	—	(13,300)
Receipts of prior advances on Gibson rail project	1,223	1,023

Net cash used in investing activities	(169,624)	(72,145)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuance of long-term debt	—	350,000
Borrowings under revolving credit facilities	—	88,850
Payments under revolving credit facilities	—	(95,350)
Payments on capital lease obligation	(173)	(185)
Payment of debt issuance costs	—	(830)
Net settlement of employee withholding taxes on vesting of ARLP Long-Term Incentive Plan	(791)	—
Contributions to consolidated partnership from affiliate noncontrolling interest	—	1
Distributions paid by consolidated partnership to noncontrolling interests	(31,022)	(24,976)
Distributions paid to Partners	(48,938)	(34,421)

Net cash provided by (used in) financing activities	(80,924)	283,089

EFFECT OF CURRENCY TRANSLATION ON CASH	187	—

NET CHANGE IN CASH AND CASH EQUIVALENTS	(87,243)	360,571

CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD	246,708	1,783

CASH AND CASH EQUIVALENTS AT END OF PERIOD	$159,465	$362,354

Presentation of Net Income

On January 1, 2009, we adopted the provisions of statement of financial accounting standards (“SFAS”) No. 160, Noncontrolling Interests in Consolidated Financial Statements, which establishes accounting and reporting standards for noncontrolling ownership interest in subsidiaries. Prior to adoption of SFAS No. 160, consolidated net income included earnings attributable to AHGP but excluded earnings attributable to noncontrolling interests. Consolidated net income now includes earnings attributable to both AHGP and noncontrolling interests. Unless otherwise noted, any reference to net income in this release represents net income attributable to AHGP.

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